MARCUM
ACCOUNTANTS ▲ ADVISORS

December 4, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by BioRestorative Therapies, Inc. under Item 4.01 of its Form 8-K dated December 1, 2020. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of BioRestorative Therapies, Inc. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP

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